EXHIBIT 10.73

FORM OF

JAZZ PHARMACEUTICALS, INC.

STOCK AWARD GRANT NOTICE

(2007 EQUITY INCENTIVE PLAN)

Jazz Pharmaceuticals, Inc. (the “Company”), pursuant to Section 6(a) of the Company’s 2007 Equity Incentive Plan (the “Plan”), hereby grants to Participant (defined below) the right to acquire that number of shares of the Company’s Common Stock with a dollar value specified below, with such number of shares to be determined by reference to the fair market value of the shares at the close of business on the first day of the Company’s next open stock trading window (the “Award”). This Award shall be evidenced by a Stock Award Agreement (the “Award Agreement”). This Award is subject to all of the terms and conditions as set forth herein and in the applicable Award Agreement and the Plan, each of which are attached hereto and incorporated herein in their entirety.

Participant:

Approximate Dollar Value of Shares to be Delivered:

Intended Determination Date of Number of Shares in Grant:	First day of next open “window period” after Date of Grant

Intended Delivery Date:	Three to five business days after Determination Date

Payment for Common Stock:	Participant’s past services to the Company

Vesting Schedule: The shares of Common Stock subject to the Award shall be immediately vested.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Stock Award Grant Notice, the Stock Award Agreement, the 2007 Equity Incentive Plan Prospectus and 2007 Equity Incentive Plan Prospectus Supplement and the 2007 Equity Incentive Plan, which can be found on Livelink as referenced below. Participant further acknowledges that this Stock Award Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the Common Stock pursuant to the Award specified above and supersede all prior oral and written agreements or understandings on that subject.

JAZZ PHARMACEUTICALS, INC.		PARTICIPANT

By:
Title:	Sr. Vice President and General Counsel		Signature
Date:	April 21, 2008
Print Name

Date:

JAZZ PHARMACEUTICALS, INC.

2007 EQUITY INCENTIVE PLAN

STOCK AWARD AGREEMENT

Pursuant to the Stock Award Grant Notice (“Grant Notice”), this Stock Award Agreement (“Agreement”) and the Plan (defined below), Jazz Pharmaceuticals, Inc. (the “Company”) has awarded you (“Participant”) the right to acquire that number of shares of Common Stock from the Company (the “Shares”) with a dollar value indicated in the Grant Notice, with such number of Shares to be determined by reference to the fair market value of the Shares at the close of business on the first day of the Company’s next open stock trading window (collectively, the “Award”). The Award is granted pursuant to Section 6(a) of the Company’s 2007 Equity Incentive Plan (the “Plan”). Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the meanings set forth in the Plan. The details of your Award, in addition to those set forth in the Grant Notice, are as follows.

1. ACQUISITION OF SHARES. By signing the Grant Notice, you hereby agree to acquire from the Company, and the Company hereby agrees to issue to you, the number of Shares determined by the quotient obtained by dividing (i) the “Approximate Dollar Value of Shares to be Delivered” indicated in the Grant Notice by (ii) the fair market value of the Shares on the Determination Date pursuant to Section 2 below. The Shares are granted for your past services rendered to the Company and subject to all of the terms and conditions of the Award and the Plan.

2. DELIVERY DATE. By delivering your Grant Notice executed by you in the manner required by the Company to the Human Resources Department of the Company, Attention: Shannyn McSheffrey or to such other person as the Company may designate during regular business hours, you will acquire beneficial ownership of the Shares and the shares will be earned at the close of business on the first business day of the next occurring open “window period” after the “Date of Grant” indicated in the Grant Notice (the “Determination Date”), with such open “window period” determined by reference to the Company’s Window Trading Policy (May 2007)*. You also agree to deliver any additional documents that the Company may then require. The Shares will be delivered to you as soon as possible after the Determination Date, which we expect will be within a few business days after the Determination Date (the “Delivery Date”). On the Delivery Date, the Company will transfer the Shares electronically to a brokerage account that you have established and activated at E*TRADE. In the event of the termination of your Continuous Service prior to the Determination Date, the Shares will not be delivered to you. In the event that you have not established and activated a brokerage account at E*TRADE by the Delivery Date, the Shares will not be delivered to you until your E*TRADE account is activated.

3. SECURITIES LAW COMPLIANCE. You may not be issued any Shares under your Award unless either (i) those Shares are then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive the Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

4. EXECUTION OF DOCUMENTS. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement.

5. RIGHTS AS STOCKHOLDER. Subject to the provisions of this Agreement, you shall have all rights and privileges of a stockholder of the Company with respect to the Shares on the Determination Date.

2007 Equity Incentive Plan Stock Award Agreement

6. TRANSFER RESTRICTIONS. You may not dispose of any Shares except in compliance with applicable securities laws and the Company’s policies, including its Window Trading Policy (May 2007)* (or any successor policy). You understand and acknowledge that, on the date of this Agreement, all Company employees may trade Company common stock only in open trading windows.

7. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or any Affiliate, or on the part of the Company or any Affiliate to continue such service. In addition, nothing in your Award shall obligate the Company or any Affiliate, their respective stockholders, boards of directors, or employees to continue any relationship that you might have as an Employee or Consultant of the Company or any Affiliate.

8. WITHHOLDING OBLIGATIONS. You hereby authorize any required withholding from any cash amounts otherwise payable to you for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with your Award. Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to release the Shares to you, and you agree that you shall in such case have no right to receive such Shares.

9. TAX CONSEQUENCES. You agree to review with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. You shall rely solely on such advisors and not on any statements or representations of the Company or any of its agents. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of the transactions contemplated by this Agreement.

10. NOTICES. Any notice required to be given or delivered to you shall be in writing and addressed to your address as on file with the Company at the time notice is given.

11. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.

12. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides.

13. CHOICE OF LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the law of the state of California without regard to that state’s conflicts of laws rules.

14. OTHER DOCUMENTS. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act (which includes the prospectus for the Plan). In addition, you acknowledge receipt of the Company’s Window Trading Policy (May 2007)*.

*	Window Trading Policy (May 2007): Enterprise/Resources/ Employees/Corporate Policies/Legal Policies

2007 Equity Incentive Plan Stock Award Agreement